AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 2, 1998
                                                     Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   AMGEN INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                             95-3540776
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

       ONE AMGEN CENTER DRIVE
      THOUSAND OAKS, CALIFORNIA                                   91320-1789
(Address of Principal Executive Offices)                          (Zip Code)

                             ----------------------
      AMENDED AND RESTATED 1997 SPECIAL NON-OFFICER EQUITY INCENTIVE PLAN

                            (Full title of the plan)
                           --------------------------

                            GEORGE A. VANDEMAN, ESQ.
  SENIOR VICE PRESIDENT, CORPORATE DEVELOPMENT, GENERAL COUNSEL AND SECRETARY
                                   AMGEN INC.
                             ONE AMGEN CENTER DRIVE
                      THOUSAND OAKS, CALIFORNIA 91320-1789
                    (Name and address of agent for service)
                                 (805) 447-1000
         (Telephone Number, Including Area Code, of Agent For Service)
                             ----------------------
                                   Copies to:
                                GARY OLSON, ESQ.
                                LATHAM & WATKINS
                       633 WEST FIFTH STREET, SUITE 4000
                       LOS ANGELES, CALIFORNIA 90071-2007
                                 (213) 485-1234

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
                                                       Proposed                 Proposed
     Title of                  Amount                  Maximum              Maximum Aggregate
 Securities to be              to be              Offering Price Per       Offering Price (1)            Amount of
   Registered                Registered               Share (1)                                       Registration Fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock                9,000,000                  $60.22              $541,980,000                  $159,885
$.0001 par value
===============================================================================================================================

_________________________

(1) For purposes of computing the registration fee only. Pursuant to Rule 457(h), the Proposed Maximum Offering Price Per Share is based upon the average of the high and low prices for the Registrant's Common Stock on the Nasdaq National Market on September 1, 1998 ($60.22).

                              Page 1 of 20 pages
                        Exhibit Index appears on Page 7

                                     PART I

ITEM 1.  PLAN INFORMATION

         Not required to be filed with this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Not required to be filed with this Registration Statement.

                                    PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The registrant, Amgen Inc., a Delaware corporation (the "Company"), hereby incorporates the following documents in this Registration Statement by reference:

         A. The Company's Annual Reports on Form 10-K and Form 10-K/A for the year ended December 31, 1997;

         B. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

         C. The Company's Quarterly Report on Form 10-Q and Form 10-Q/A for the quarter ended June 30, 1998; and

         D. Description of the Company's Common Stock, Contractual contingent payment rights and preferred share rights plan contained in the Registration Statements on Form 8-A filed with the SEC on September 7, 1983 and April 1, 1993, and the Form 8-K filed with the SEC on February 28, 1997, respectively.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law, the Restated Certificate of Incorporation, as amended, and the Amended and Restated Bylaws of the Company contain provisions covering indemnification of corporate directors and officers against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors and officers, including proceedings under the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act.

         The Company has authorized the entering into of indemnity contracts and provides indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances which may include liability or related loss under the Securities Act and the Exchange Act.

                              Page 2 of 20 pages

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

 4.1        Amended and Restated 1997 Special Non-Officer Equity Incentive Plan

 5.1 Opinion of Latham & Watkins as to the legality of the shares being registered.

 23.2       Consent of Latham & Watkins (included in Exhibit 5.1 hereto).

 24.1       Powers of Attorney (included on page 5).

ITEM 9.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) shall not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                              Page 3 of 20 pages

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              Page 4 of 20 pages

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thousand Oaks, State of California, on this 2nd day of September, 1998.

                           AMGEN INC.

                           By:  /s/ Kathryn E. Falberg
                                ------------------------
                                Kathryn E. Falberg
                                Vice President, Finance, Chief Financial Officer and Chief Accounting Officer


                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Amgen Inc., and each of us, do hereby constitute and appoint each and any of Gordon M. Binder, Kathryn E. Falberg and George A. Vandeman, our true and lawful attorney and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in any and all capacities and to execute any and all instruments for us in our names, in connection with this Registration Statement or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorney and agent, or his substitute, shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

            SIGNATURES                                     TITLE                            DATE
            ----------                                     -----                            ----
/s/ Gordon M. Binder                            Chairman of the Board, Chief        September 2, 1998
-----------------------------------             Executive Officer and Director
Gordon M. Binder                                (Principal Executive Officer)

/s/ Kevin W. Sharer                             President, Chief Operating          September 2, 1998
----------------------------------              Officer and Director
Kevin W. Sharer

/s/ Kathryn E. Falberg                          Vice President, Finance, Chief      September 2, 1998
---------------------------------               Financial Officer and Chief
Kathryn E. Falberg                              Accounting Officer

/s/ William K. Bowes, Jr.                       Director                            September 2, 1998
--------------------------------
William K. Bowes, Jr.

/s/ Jerry D. Choate                             Director                            September 2, 1998
--------------------------------
Jerry D. Choate

/s/ Franklin P. Johnson, Jr.                    Director                            September 2, 1998
--------------------------------
Franklin P. Johnson, Jr.

                              Page 5 of 20 pages


       SIGNATURES                                TITLE                                    DATE
       ----------                                -----                                    ----
/s/ Fredrick W. Gluck                           Director                            September 2, 1998
----------------------------------
Fredrick W. Gluck

/s/ Steven Lazarus                              Director                            September 2, 1998
----------------------------------
Steven Lazarus

/s/ Gilbert S. Omenn                            Director                            September 2, 1998
----------------------------------
Gilbert S. Omenn

/s/ Judith C. Pelham                            Director                            September 2, 1998
----------------------------------
Judith C. Pelham

                              Page 6 of 20 pages

                                 EXHIBIT INDEX

                                                                                            Sequentially
Exhibit                                                                                       Numbered
Number                                 Description                                              Page
------                                 -----------                                              ----
 *4.1    Amended and Restated 1997 Special Non-Officer Equity Incentive Plan...                   8

 * 5     Opinion of Latham & Watkins regarding the legality of the shares
         being registered......................................................                  19

 *23.1   Consent of Ernst & Young LLP..........................................                  20

 *23.2   Consent of Latham & Watkins (included in opinion filed as Exhibit 5)..

 *24     Power of Attorney (included on signature page to Registration                            5
         Statement)............................................................

_________________
* Filed herewith.
                              Page 7 of 20 pages